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                                                                  Exhibit 99 (j)

                      Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 10, 1998, relating to the financial statements and financial highlights of SunAmerica Equity Funds, which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement. We also consent to the reference to us under the heading "Additional Information - Independent Accountants and Legal Counsel" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in each Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
January 26, 1999